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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on First Essex Bancorp, Inc. dated January 20, 2000 (except with respect to the matters discussed in Notes 22 and 23, as to which the date is March 23,
2000), included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-21292, 333-22183 and 333-35057).


                                        ARTHUR ANDERSEN LLP
                                        /s/Arthur Andersen LLP


Boston, Massachusetts
March 23, 2000